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                                                                    EXHIBIT 4.2



                                 ZINDART LIMITED

                           1997 EQUITY INCENTIVE PLAN



                              ADOPTED MAY 16, 1997
                           APPROVED SEPTEMBER 30, 1997
                               AMENDED MAY 8, 1998
                           APPROVED SEPTEMBER 9, 1998
                              AMENDED APRIL 3, 2001
                              AMENDED JULY 18, 2001
                           APPROVED SEPTEMBER 6, 2001


        1. PURPOSES OF THE PLAN. The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Awards granted under the Plan may be, in the case of U.S. Persons, "Incentive Stock Options", "Nonstatutory Stock Options", Share bonuses and ADS bonuses, all as defined below and as determined by the Administrator at the time of grant of an award. For non-U.S. Persons, awards granted under the Plan will be only Nonstatutory Stock Options and Share and ADS bonuses.

        2. DEFINITIONS. As used herein, the following definitions shall apply:

           (a) "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

           (b) "ADS" or "ADSs" means an American Depositary Share or American Depositary Shares representing, respectively, one or more Shares.

           (c) "APPLICABLE LAWS" means the legal requirements relating to the administration of employee incentive schemes under the applicable laws of Hong Kong, U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code and the laws of any other foreign country or jurisdiction where Awards will be or are being granted under the Plan.

           (d) "BOARD" means the Board of Directors of the Company.

           (e) "CODE" means the United States Internal Revenue Code of 1986, as amended.

           (f) "COMMITTEE" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

           (g) "COMMON STOCK" means the Ordinary Shares ADSs of the Company allotted and issued, including Ordinary shares or ADSs reserved for issuance under any employee incentive schemes in effect from time to time.

           (h) "COMPANY" means Zindart Limited, a Hong Kong company with its principal executive office at Flat C&D, 25/F Block 1, Tat Ping Industrial Centre, 57 Ting Kok Road, Tai Po, N.T., Hong Kong.
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           (i) "CONSULTANT" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

           (j) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the employment, directorship or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of (i) any leave of absence approved by the Board or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless employment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

           (k) "DIRECTOR" means a member of the Board.

           (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

           (m) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

           (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange or market with the greatest volume of trading in Common Stock) for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, or

                (iii) In the absence of an established market for the Common Stock, the Fan-Market Value thereof shall be determined in good faith by the Administrator.

           (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code (as defined herein), as amended, and the regulations promulgated thereunder.

           (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a



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consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

           (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

           (r) "OFFICER" means (i) a person who, with respect to the Company, is its president, principal financial officer, principal accounting officer or controller, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company or its subsidiaries, or (ii) any other person within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (s) "OPTION" means an option to purchase Shares or ADSs granted pursuant to the Plan.

           (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

           (u) "OPTIONED STOCK" means the Shares (as defined herein) or ADSs (as defined herein) subject to an Option.

           (v) "OPTIONEE" means an Employee, Director or Consultant who receives an Option.

           (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code, is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services, was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

           (x) "PARENT" means (i) any corporation (other than the employer corporation) in an unbroken chain of corporations ending with the employer corporation it at the time of granting of the option, each of the corporations other than the employer corporation owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (y) "PLAN" means this 1997 Equity Incentive Plan.

           (z) "SECTION 16(b)" means Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.
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           (aa) "SECURITY" or "SECURITIES" means Shares and/or ADSs.

           (bb) "SHARE" means an Ordinary share of the Company reserved for issuance or allotted under the Plan, as adjusted in accordance with Section 14 below, and "share" means any Ordinary share of the Company.

           (cc) "SHARE AWARD" or "AWARD" or "AWARD" means any right granted under the Plan, including any Option to purchase Shares or ADSs and any Share or ADS bonus.

           (dd) "SHARE AWARD AGREEMENT" means a written agreement between the Company and a holder of a Share Award evidencing the terms and conditions of an individual Share Award grant. Each Share Award Agreement shall be subject to the terms and conditions of the Plan.

           (ee) "SUBSIDIARY" means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting of the option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           (ff) "TOTAL AND PERMANENT DISABILITY" means a condition rendering a person unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

           (gg) "US PERSON" means a person subject to U.S. taxation on his or her personal income, such as a U.S. citizen or resident of the U.S.

        3. SECURITIES SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum number of Securities which may be awarded under the Plan is 672,500 Shares and/or ADSs, increased to 1,320,000 at the May 1998 Board meeting and increased to 2,200,000 at the April 2001 Board meeting. The Securities may be authorized, but unissued, or reacquired Ordinary shares or ADSs. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Securities which were subject thereto shall become available for future award or sale under lie Plan (unless the Plan has terminated); provided, however, that Securities out have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Securities are repurchased by the Company at their original purchase price, and the original purchaser of such Securities did not receive any benefits of ownership of such Securities, such Securities shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of ownership of Securities.

        4. ADMINISTRATION OF THE PLAN.

           (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee appointed by the Board as set forth in Section 4(b) hereof.

           (b) COMMITTEE. The Board may delegate administration of the Plan to a committee or committees ("Committee") of one (1) or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors or solely of two (2) or more Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The Plan may be administered by different bodies with respect to directors, non-director Officers and Employees who are neither directors nor Officers.

           (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Ordinary shares or ADSs are listed, the Administrator shall have the authority, in its discretion:

                (i) to determine the Fair Market Value of Securities, in accordance with Section 2(m) of the Plan;

                (ii) To determine from time to time which of the persons eligible under the Plan shall be granted Share Awards; when and how each Share Award shall be granted; whether a Share Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Share bonus, an ADS bonus or a combination of the foregoing; the provisions of each Share Award granted (which need not be identical), including the time or times when a person shall be permitted to receive shares pursuant to a Share Award; and the number of shares with respect to which a Share Award shall be granted to each such person;

                (iii) to amend the Plan or a Share Award as provided in Section 16;

                (iv) to determine the number of Securities to be covered by each such award granted hereunder;

                (v) to approve forms of agreements for use from time to time under the Plan;

                (vi) to determine the terms and conditions of any award granted hereunder;

                (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 10(f) instead of Securities;

                (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                (ix) to subject Awards and shares issuable upon conversion thereof to such restrictions on transfer as the Administrator deems appropriate;

                (x) to determine the extent, if any, to which the Company is subject to Section 16 of the Exchange Act and, if the Company is not subject to such Section, to amend this Plan accordingly or disregard the portions hereof rendered inapplicable by such determination;

                (xi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, and including correcting any detect, omission or inconsistency in the Plan or in any Stock Option or Share Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

                (xii) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

           (d) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options or grantees of Awards.

        5. ELIGIBILITY.

           (a) Incentive Stock Options may be granted only to Employees who are U.S. citizens or residents. Share Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

           (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more man ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such shares at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

           (c) Subject to the provisions of Section 14 relating to adjustments upon changes in shares, no person shall be eligible to be granted Share Awards covering more than 100% of the Securities available for issuance under the Plan in any calendar year. To the extent that the aggregate Fair Market Value of the Securities with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year exceeds US$100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Securities shall be determined as of the time the Option with respect to such Securities is granted.

           (d) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in Section 5(c) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 21 of the Plan. It shall continue in effect for the term set forth in Section 17 of the Plan unless sooner terminated under Section 14 of the Plan.

        7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement or Notice of Stock Option Gram; provided however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the tone the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. The date of grant of an Option shall, for an purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

        8. VESTING OF OPTIONS. Options shall vest in accordance with the terms of the Notice of Stock Option Grant and Option Agreement. The total number of Securities subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this Section 8 are subject to any Option provisions governing the minimum number of Securities as to which an Option may be exercised.

        9. OPTION EXERCISE PRICE AND CONSIDERATION.

           (a) The per share exercise price for Securities to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                (i) In the case of an Incentive Stock Option:

                        (A) granted to an Employee who, at the time of the grant
                of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant or

                        (B) granted to any Employee other than an Employee
                described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair-Market Value per Share on the date of grant.

                (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

           (b) The purchase price of Securities acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option,
(A) by delivery to the Company of other shares of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other shares of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 11, or (in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement

        10. EXERCISE OF OPTION; TERMINATION OF EMPLOYMENT OR RELATIONSHIP.

            (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Option may only be exercised after it has vested in accordance with the Notice of Stock Option Grant and the other relevant terms of this Plan.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Securities with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Securities, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in
Section 14 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Securities which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Securities as to which the Option is exercised.

           (b) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee, Director or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the date three (3) months and one day from the date of such change of status) or from Consultant to Employee), such Optionee may exercise his or her Option within, such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set form in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Status as an Employee, Director or Consultant terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event exceed three (3) months from the date of termination, and may terminate as of the date of such Optionee's termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

        An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Stains as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set form in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other man upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set form in the first paragraph of this subsection 10(b), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

           (c) DISABILITY OF OPTIONEE. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee, Director or Consultant as a result of his or her disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled, to exercise it at the date of such termination; provided, however, that if such disability is not a Total and Permanent Disability, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Securities covered by such Option shall revert to the Plan.

           (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set form in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Securities covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Securities covered by such Option shall revert to the Plan.

           (e) U.S. PERSONS - RULE 16b-3. Awards granted to U.S. Persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

           (f) BUYOUT PROVISIONS. The Administrator may at any time offer to buyout for a payment in cash or Securities, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11. NON-TRANSFERABILITY OF OPTIONS. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        12. RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, me Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other Securities in accordance with this Plan and the terms and conditions of the Option Agreement Any such Re-Load Option (i) shall be for a number of Securities equal to the number of Securities surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option, and
(iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Securities subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% shareholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Securities subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

        Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 5(c) of the Plan and in Section 422(d) of the Code. Then shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under Section 3 and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

        13. TERMS OF SNARE AND ADS BONUSES. Each Share or ADS bonus agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of Share and ADS bonus agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Share and ADS bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

            (a) TRANSFERABILITY. No rights under a Share or ADS bonus agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying me requirements of Rule 16b-3, so long as Securities awarded under such agreement remains subject to the terms of the agreement.

            (b) VESTING. Securities shares sold or awarded under the Plan may, but need not be subject to option in favour of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

        14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

            (a) If any change is made in the Securities subject to the Plan, or subject to any Share Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization. recapitalization, reincorporation, share dividend, dividend in property other than cash, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Share Awards will be appropriately adjusted in the class(es) and number of shares and price per share of share subject to such outstanding Share Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.")

            (b) In the event of a Change in Control (as defined below), (i) any surviving or acquiring corporation shall assume Share Awards outstanding under the Plan or shall substitute similar Share Awards for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Share Awards or to substitute similar Share Awards for those outstanding under the Plan, (A) with respect to Share Awards held by persons men performing services as Employees, Directors or Consultants, the vesting of such Share Awards and the time during which, such Share Awards may be exercised shall be accelerated prior to such event and the Share Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Share Awards outstanding under the Plan, such Share Awards shall be terminated if not exercised prior to such event. For purposes of this Plan, "Change in Control" means: (1) a dissolution, liquidation, or safe of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common shares outstanding immediately preceding the merger are converted by value of the merger into other property, whether in the form of securities, cash or otherwise; (4) an expression of intent to acquire control notified to the Company under Section 13(d)(l)(C) of the Exchange Act, subsequently effected; or
(5) a change in control of the Company effected by a successful tender offer for more than 50% of the outstanding voting Securities of the Company.

        15. CANCELLATION AND RE-GRANT OF OPTIONS.

            (a) The Board or Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefore of new Options under the Plan covering the same or different numbers of Securities, but having an exercise price per share not less than: one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or Nonstatutory Stock Option or, in the case of an Incentive Stock Option held by a 10% stockholder

(as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per Share on the new grant date.

            (b) Securities subject to an Option canceled under this Section 15 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to the Plan. The repricing of an Option hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to the Plan, to the extent required by Section 162(m) of the Code.

        16. AMENDMENT AND TERMINATION OF THE PLAN.

            (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or other securities exchange listing requirements or the laws of Hong Kong.

            (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deducibility of compensation paid to certain executive officers.

            (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

            (d) Rights and obligations under any Share Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless:
(i) the Company requests the consent of the person to whom the Share Award was granted and (ii) such person consents in writing.

            (e) The Board at any time, and from time to time, may amend the terms of any one or more Share Awards; provided, however, that the rights and obligations under any Share Award shall not be impaired by any such amendment unless: (i) the Company requests the consent of the person to whom the Share Award was granted and (ii) such person consents in writing.

        17. SUSPENSION OR TERMINATION OF THE PLAN. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Share Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Share Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Share Award was granted.

        18. CONDITIONS UPON ISSUANCE OF SECURITIES. Securities shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Securities pursuant thereto shall comply with all relevant provisions of Applicable Laws, including, without limitation, the relevant Hong Kong laws and rules relating to securities, and the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        19. RESERVATION OF SHARES; REGULATORY AUTHORITY FOR ISSUANCE. The Company shall, during the term of this Plan, will, to the extent permissible under Hong Kong law, reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and safe of any Securities hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Securities as to which such requisite authority shall not have been obtained.

        20. AGREEMENTS. Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

        21. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

        22. MISCELLANEOUS.

            (a) The Board shall have the power to accelerate the time at which a Share Award may first be exercised or the time during which a Share Award or any part thereof will vest, notwithstanding the provisions in the Share Award stating the time at which it may first be exercised or the time during which it will vest. (b) Neither an Employee, Director nor a Consultant nor any person to whom a Share Award is transferred in accordance with the Plan shall be deemed to be the holder of or to have any of the rights of a holder with respect to, any shares subject to such Share Award unless and until such person has satisfied all requirements for exercise of the Share Award pursuant to its terms.

            (c) Nothing in the Plan or any instrument executed or Share Award granted pursuant thereto shall confer upon any Employee, Director or Consultant or other holder of Share Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant or Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's Articles of Association.

            (d) The Company may require any person to whom a Share Award is granted, or any person to whom a Share Award is transferred in accordance with the Plan, as a condition of exercising or acquiring shares under any Share Award to give written assurances satisfactory to the Company stating that such person is acquiring the shares subject to the Share Award for such person's own account and not with any present intention of selling or otherwise distributing the shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (i) the issuance of the shares upon the exercise or acquisition of shares under the Share Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

           (e) The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares.